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                                                                     EXHIBIT 4.8

Prepared by and return to:
Michele B. Grimes, Esq./rlt
Williams, Parker, Harrison, Dietz & Getzen
200 South Orange Avenue
Sarasota, Florida 34236
(941) 366-4800


                                MODIFICATION AND
                          ADDITIONAL ADVANCE AGREEMENT


         THIS AGREEMENT, entered into on March 29, 1996, between SUNINCO, INC., a Florida corporation ("Mortgagor"), whose post office address is 1500 University Parkway, Sarasota, FL 34243, and NORTHERN TRUST BANK OF FLORIDA, N.A., f/k/a Northern Trust Bank of Florida/Sarasota, N.A. ("Mortgagee"), whose post office address is 1515 Ringling Boulevard, Sarasota, FL 34236,

                             W I T N E S S E T H :

         WHEREAS, Mortgagee is the owner and holder of a promissory note in the original principal amount of $2,000,000.00 dated January 9, 1992 ("Note"), and

         WHEREAS, the Note is secured by a real estate mortgage recorded in Official Records Book 2358, Page 2881, Public Records of Sarasota County, Florida ("Mortgage"), by an assignment of leases recorded in Official Records Book 2358, Page 2909, Public Records of Sarasota County, Florida ("Assignment of Leases"), and by a UCC-1 Financing Statement recorded in Official Records Book 2361, Page 2446, Public Records of Sarasota County, Florida, and filed with the Florida Secretary of State, file #92-0000008803 ("UCC-1"), and

         WHEREAS, Mortgagor is the owner of the property encumbered by the Mortgage ("Property") and Mortgagor desires to obtain an additional advance under the terms and provisions of the Mortgage and to modify same as hereinafter provided,

         NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) and other valuable considerations, and of the covenants and agreements of Mortgagor and Mortgagee, it is agreed as follows:

         1. Mortgagor has executed simultaneously with the execution of this Agreement a promissory note in favor of Mortgagee in the principal amount of $782,805.62 (the "Additional Advance Note"). The Additional Advance Note evidences a future advance made pursuant to the Mortgage, and is secured by the Mortgage, as modified herein, and by the Assignment of Leases and UCC-1. The Note and the Additional Advance Note are hereby consolidated into one loan, as evidenced by promissory note of even date herewith in the amount of $2,475,000.00 ("Consolidated Note"). The Consolidated Note replaces the Note and is secured by the Mortgage, Assignment of Leases, and UCC-1. All references to the Note
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contained in the Mortgage, Assignment of Leases, or any other loan documents shall be deemed to refer to the Consolidated Note.

         2. Mortgagor, jointly and severally, promises and agrees to pay to Mortgagee the principal balance on the Consolidated Note and Mortgage, together with interest thereon in accordance with the terms thereof, with the unpaid principal balance, together with accrued interest thereon, to be due and payable April 1, 2006.

         3. This Agreement is intended solely as a modification of the existing Mortgage, and not as a novation thereof. It is the full purpose and intent of the parties hereto that the priority of the Mortgage remain effective as the original recording date and time of the Mortgage.

         4. Mortgagor hereby warrants to Mortgagee that there are no recorded or unrecorded mortgages, liens, or other encumbrances against the Property other than the Mortgage.

         5. Mortgagor agrees to keep and perform fully all of the terms, covenants and conditions of the Consolidated Note and Mortgage as modified hereby. All terms, covenants and conditions of the Consolidated Note and Mortgage which are not inconsistent herewith are hereby expressly confirmed, ratified and declared to be in full force and effect.

         6. State of Florida documentary stamps in the amount required by law for the Note were affixed to the Mortgage and were cancelled pursuant to law. Documentary stamps for the Additional Advance Note have been paid upon the recording of this Modification Agreement. The Consolidated Note qualifies for an exemption from payment of documentary stamps under regulations adopted pursuant to Chapter 201, Florida Statutes, and therefore, no additional documentary stamps are now due or payable; however, in the event that the Department of Revenue, its agents or employees, notifies either Mortgagor or Mortgagee that the transaction which is the subject of this Modification Agreement is subject to payment of documentary stamp tax, intangible tax, or any other such tax, then, in such event, Mortgagor agrees to immediately remit to the Department of Revenue or to the Mortgagee the full amount of such tax deemed to be due and payable as requested by the Department of Revenue. Mortgagor may contest any liability for such tax payment; however, any such contest shall be taken solely at the election, cost, and expense of Mortgagor. The liability of Mortgagor under this provision shall survive the satisfaction of the obligations referenced hereunder. Any failure of Mortgagor to comply with the terms and provisions of this section shall constitute a default under the Consolidated Note, Mortgage, and all other loan documents executed in connection therewith.

         7. For and in consideration of Mortgagee's agreement to modify the terms of Mortgagor's loan as set forth in this





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Agreement, Mortgagor hereby waives any and all claims, causes of action, and defenses which it may have against Mortgagee arising prior to the execution of this Agreement and agrees to hold Mortgagee, its employees, officers, and agents harmless from all matters, claims, and liabilities existing or arising prior to the date hereof. Mortgagor acknowledges, represents, and warrants to Mortgagee that Mortgagor has no right of offset against the indebtedness evidenced by the Consolidated Note nor defenses or claims against Mortgagee with respect to the Note, Mortgage, Consolidated Note, this Agreement, or any other loan documents executed in connection with any of the foregoing, or any other transaction or course of dealing between Mortgagor and Mortgagee arising out of or relating in any way to same.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date and year first above written.


SUNINCO, INC., a Florida                   NORTHERN TRUST BANK OF FLORIDA,
corporation                                N.A.


By: /s/ Clyde G. Nixon                     By: /s/ Terence E. McGannon
   ------------------------------              ------------------------------
   Clyde G. Nixon                              Terence E. McGannon
   As its President                            As its Vice President

         MORTGAGOR                                 MORTGAGEE




STATE OF FLORIDA
COUNTY OF SARASOTA

The foregoing instrument was acknowledged before me this ____ day of April 1996 by Clyde G. Nixon, as President of Suninco, Inc., a Florida corporation, on behalf of the corporation. The above-named person is personally known to me or has produced __________________________ as identification. If no type of identification is indicated, the above-named person is personally known to me.


                                           /s/ Philomene Staffeld
                                           ---------------------------------
                                           Signature of Notary Public
(Notary Seal)
                                           Philomene Staffeld
                                           ---------------------------------
                                           Print Name of Notary Public

                                           I am a Notary Public of the State of
                                           Florida, and my commission expires
                                           on February 28, 1998
                                              --------------------------------.




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STATE OF FLORIDA
COUNTY OF SARASOTA

The foregoing instrument was acknowledged before me this ____ day of April 1996 by Terence E. McGannon, as Vice President of Northern Trust Bank of Florida, N.A., on behalf of the corporation. The above-named person is personally known to me or has produced __________________________ as identification. If no type of identification is indicated, the above-named person is personally known to me.


                                           /s/ Philomene Staffeld
                                           ------------------------------
                                           Signature of Notary Public
(Notary Seal)
                                           Philomene Staffeld
                                           ------------------------------
                                           Print Name of Notary Public

                                           I am a Notary Public of the State of
                                           Florida, and my commission expires
                                           on February 28, 1998
                                              --------------------------------.




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